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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement No. 33-73206 on Form S-8 of Rodman & Renshaw Capital Group, Inc. and in Registration Statement No. 33-56951 on Form S-8 of Rodman & Renshaw Capital Group, Inc. of our report dated February 24, 1995, on our audit of the consolidated financial statements of Rodman & Renshaw Capital Group, Inc. as of December 31, 1994 and for the transition period from June 25, 1994 through December 31, 1994, which report is included in this Transition Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.

Chicago, Illinois
March 30, 1995